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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Rhone-Poulenc Rorer Inc. (formerly Rorer Group Inc.) on Form S-3 (Registration No. 33-62052, Registration No. 33-36558, Registration
No. 33-30795, Registration No. 33-23754, Registration No. 15671, Registration No. 33-43941, Registration No. 33-53378 and Registration No. 33-55694) and on Form S-8 (Registration No. 33-58998, Registration No. 33-24537, Registration No.2-61635, Registration No. 2-78374 and Registration No. 33-21902) of our report dated January 20, 1995 except for the transactions described in Note 2 for which the date is August 14, 1995, on our audits of the consolidated financial statements of Rhone-Poulenc Rorer Inc. and subsidiaries as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992, which report is included in this Current Report on Form 8-K.



/s/  Coopers & Lybrand L.L.P.
-----------------------------
Coopers & Lybrand L.L.P.
Philadelphia, Pennsylvania
August 14, 1995